First Trust Advisors L.P.
                     120 East Liberty Drive
                            Suite 400
                        Wheaton, IL 60187




                        October 29, 2010



First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, IL 60187


     Re:                     FT 2600

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
169149 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


                              Sincerely,

                              First Trust Advisors L.P.



                              Ronda L. Saeli-Chiappe
                              Vice President